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                                                                 EXHIBIT 10 (oo)





                               COMSEARCH DIVISION

                           SUPPLEMENTAL SAVINGS PLAN

                          (EFFECTIVE JANUARY 1, 1996)
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                               COMSEARCH DIVISION

                           SUPPLEMENTAL SAVINGS PLAN


                 Allen Telecom Group, Inc. does hereby establish the Comsearch Division Supplemental Savings Plan on the terms and conditions hereinafter set forth.


                                   ARTICLE I
                                    PREFACE

                 SECTION 1.1. EFFECTIVE DATE. The effective date of this Plan is January 1, 1996.

                 SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide for certain highly compensated and management employees of the Company the benefits they would have received under the profit sharing portion of the Savings Plan with respect to services rendered on and after January 1, 1994 but for (1) the limitations under the Savings Plan as a result of Sections 401(a)(17) and 415 of the Code and (2) the deferral of compensation under The Allen Group Inc. Deferred Compensation Plan.

                 SECTION 1.3. GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

                 SECTION 1.4. GENDER AND NUMBER. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall
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include the plural unless otherwise clearly required by the context.

                 SECTION 1.5. REFERENCES TO SAVINGS PLAN. References in this Plan to Sections or other provisions of the Savings Plan shall be deemed to refer also to any successor provisions thereto.

                                   ARTICLE II
                                  DEFINITIONS

                 Except as otherwise provided in this Plan, terms defined in the Savings Plan shall have the same meanings when used herein, unless a different meaning is clearly required in the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan:

                 SECTION 2.1. ACCOUNT shall mean the record maintained by the Company in accordance with Section 3.2.

                 SECTION 2.2.  ALLEN shall mean The Allen Group Inc.

                 SECTION 2.3. BENEFICIARY shall mean the person or persons entitled to receive the Participant's account under the Savings Plan following the Participant's death.

                 SECTION 2.4. COMMITTEE shall mean the Employee Before-Tax Savings Plan Committee, as appointed from time to time under the Savings Plan.

                 SECTION 2.5.  COMPANY shall mean Allen Telecom Group, Inc.
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                 SECTION 2.6.  COMPENSATION shall have the same meaning as
under the Savings Plan, except that Compensation shall include any "Executive Deferrals" under The Allen Group Inc. Deferred Compensation Plan.

                 SECTION 2.7. CONTROLLED GROUP shall mean the Company and each other entity the employees of which, together with the employees of the Company, are required to be treated as if they were employed by a single employer under Section 414 of the Internal Revenue Code.

                 SECTION 2.8. EXECUTIVE shall mean, for a particular Plan Year, an employee of the Comsearch Division of the Company (a) for whom Additional Employer Contributions under the Savings Plan are limited by Section 401(a)(17) or 415 of the Code or (b) who elects to make "Executive Deferrals" under The Allen Group Inc. Deferred Compensation Plan.

                 SECTION 2.9. INSOLVENT. For purposes of this Plan, the Company shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

                 SECTION 2.10. INTEREST PERCENTAGE FACTOR. For a particular month, the Prime Rate of the Bank of America (or such other bank as the Committee from time to time may designate) as of the last business day of the preceding calendar month
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minus 1%.  In no event, however, will the Interest Percentage Factor be less than 4% or more than 10%.

                 SECTION 2.11. PARTICIPANT shall mean any Executive employed by the Company on or after January 1, 1996 who receives an allocation of a Supplemental Profit Sharing Benefit to his Account hereunder.

                 SECTION 2.12. PLAN shall mean the Comsearch Division Supplemental Savings Plan, as herein set out or as duly amended.

                 SECTION 2.13. PLAN YEAR shall mean each calendar year commencing with the 1994 calendar year.

                 SECTION 2.14. SAVINGS PLAN shall mean The Allen Group Inc. Employee Before-Tax Savings Plan, as such plan may be amended from time to time.

                 SECTION 2.15. SUPPLEMENTAL PROFIT SHARING BENEFIT shall mean any amount which is payable to or with respect to a Participant under this Plan.

                 SECTION 2.16. SUPPLEMENTAL PROFIT SHARING CONTRIBUTION shall have the meaning set forth in Section 3.1.


                                  ARTICLE III
                      SUPPLEMENTAL PROFIT SHARING BENEFITS

                 SECTION 3.1.     SUPPLEMENTAL PROFIT SHARING BENEFITS.

                 (a) AMOUNT. At the time described in Section 3.2(a), the Company shall credit to the Account of each Executive an amount (the "Supplemental Profit Sharing Contribution") equal to the excess, if any, of (i) the amount of the Additional Employer
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Contribution which would have been made to the Savings Plan on behalf of the
Executive for the Plan Year pursuant to Section 4.2A of the Savings Plan if (1) the Savings Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.6 hereof) were used for purposes of determining the amount of the Additional Employer Contributions under the Savings Plan, OVER (ii) the amount of the Additional Employer Contributions which are actually made to the Savings Plan on behalf of the Executive for such Plan Year.

                 (b) CESSATION. Notwithstanding the foregoing, the Company's obligation to credit Supplemental Profit Sharing Benefits to an Executive's Account hereunder shall automatically terminate on the earlier of the date (i) on which the Company is deemed Insolvent, (ii) the Executive is no longer eligible to participate herein or (iii) the Plan is terminated.

                          SECTION 3.2.     PARTICIPANT'S ACCOUNTS.  The Company
shall establish and maintain on its books an Account for each Executive which shall contain the following entries:

                 (a) Credits to the Executive's Account for the Supplemental Profit Sharing Contributions described in Section 3.1, which shall be credited to the Executive's Account as of the time the Additional Employer Contributions are otherwise credited to the Executive's Account under the Savings Plan;
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                 (b)  Credits to the Executive's Account for the earnings
described in Article IV, which shall continue until the Account has been distributed to the Executive or his Beneficiary; and

                 (c)  Debits for any distributions made from the Account.

                                   ARTICLE IV
                                    EARNINGS

                 SECTION 4.1. EARNINGS. As of the end of each calendar month, the Account of each Participant shall be credited with an amount determined by applying one-twelfth of the Interest Percentage Factor to such Participant's Account balance as of the beginning of such month. The Account of a Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in this Section until the Account has been distributed in full.


                                   ARTICLE V
                                    VESTING

                 SECTION 5.1. VESTING. A Participant shall become vested in his Account under this Plan in accordance with the provisions of Section 10.1(b) of the Savings Plan (relating to the vesting of Additional Employer Contributions under the Savings Plan).

                                   ARTICLE VI
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS
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                 SECTION 6.1.  TIME AND MANNER OF PAYMENT.  (a)  A
Participant's Supplemental Profit Sharing Benefit shall be paid to him, as soon as practicable following the Participant's termination of employment with the Controlled Group, in a single lump sum in cash in an amount equal to the Participant's Account balance on the date of payment.

                 (b) TAXES. The Company shall deduct from any such payment any taxes required by law to be withheld therefrom.

                 SECTION 6.2. LIABILITY FOR PAYMENT/EXPENSES. The Company shall be liable for the payment of the Supplemental Profit Sharing Benefits. Expenses of administering the Plan shall be paid by the Company.


                                  ARTICLE VII
                                 BENEFICIARIES

                 SECTION 7.1.  DISTRIBUTIONS TO BENEFICIARIES.

                 (a) AMOUNT OF BENEFITS. The Supplemental Profit Sharing Benefit payable to a Participant's Beneficiary under this Plan shall be equal to such Participant's Account balance on the date of the distribution of the Account to the Beneficiary.

                 (b) TIME AND MANNER OF PAYMENT. The Supplemental Profit Sharing Benefit payable to a Beneficiary under this Plan shall be paid in the form of a lump sum payment as soon as practicable following the death of the Participant.

                 (c) TAXES. The Company shall deduct from any such payment any taxes required by law to be withheld therefrom.
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                                  ARTICLE VIII
                                 MISCELLANEOUS

                 SECTION 8.1. LIABILITY OF COMPANY. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between the Company and any Participant, Beneficiary or any other person.

                 SECTION 8.2. LIMITATION ON RIGHTS OF PARTICIPANTS AND BENEFICIARIES - NO LIEN. The Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company.

                 SECTION 8.3. NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. Except as otherwise set forth in a written agreement between an Executive and the Company, a Participant continues to be an employee of the Company solely at the will of the Company subject to discharge at any time, with or without cause.
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                 SECTION 8.4.  PAYMENT TO GUARDIAN.  If a benefit payable
hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                 SECTION 8.5. ASSIGNMENT. No right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

                 SECTION 8.6. SEVERABILITY. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
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                                   ARTICLE IX
                             ADMINISTRATION OF PLAN

                 SECTION 9.1. ADMINISTRATION. (a) IN GENERAL. The Plan shall be administered by the Committee. The Committee shall have sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants, Executives, or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. The Committee's determination of the rights of any employee or former employee hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Section 9.3 hereof.

                 (b) DELEGATION OF DUTIES. The Committee may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Supplemental Profit Sharing Benefits, to a named administrator or administrators.

                 SECTION 9.2. REGULATIONS. The Committee shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule,
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regulation or interpretation shall be contrary to the provisions of the Plan.
The rules, regulations and interpretations made by the Committee shall, subject only to the claims procedure outlined in Section 9.3 hereof, be final and binding on all persons.

                 SECTION 9.3. CLAIMS PROCEDURES. The Committee shall determine the rights of any employee or former employee to any Supplemental Profit Sharing Benefits hereunder. Any employee or former employee who believes that he has not received the Supplemental Profit Sharing Benefits to which he is entitled under the Plan may file a claim in writing with the Committee. The Committee shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Committee's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                 A denial of a claim by the Committee, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                 (a)      the specific reason(s) for the denial;

                 (b) specific reference to pertinent Plan provisions on which the denial is based;
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                 (c)      a description of any additional material or
                          information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                 (d)      an explanation of the claim review procedure.

                 A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Committee a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Committee on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing.

                 The Company (or its delegates) shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reason(s) for the decision and
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the specific Plan provision(s) on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons.
If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

                 SECTION 9.4. REVOCABILITY OF COMMITTEE/COMPANY ACTION. Any action taken by the Committee or the Company with respect to the rights or benefits under the Plan of any employee or former employee shall be revocable by the Committee or the Company as to payments not yet made to such person, and acceptance of any Supplemental Profit Sharing Benefits under the Plan constitutes acceptance of and agreement to the Committee's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

                 SECTION 9.5.  AMENDMENT OR TERMINATION OF PLAN.

                 (a) The Board of Directors of the Company may at any time amend any or all of the provisions of this Plan or terminate the Plan in its entirety, except that no such amendment or termination may (i) reduce the balance of any Participant's Account as of the date of such amendment or termination or (ii) defer the time of distribution from a Participant's
Account. Any amendment or termination of the Plan shall be expressed in a written instrument executed by an officer of the Company on the order of the Board of Directors. Subject to the foregoing
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provisions of this Section, any such amendment or termination of the Plan shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any such amendment or termination shall be given to the Participants as soon as practicable after the instrument is executed.

                 (b) If, at any time, (i) there is a suspension of the crediting of earnings on the balance of a Participant's Account or a reduction below 4% in the rate at which earnings are credited on the balance of a Participant's Account or (ii) any Executive does not receive a distribution of his Account at the time such distribution is scheduled to commence or be made, then all Supplemental Profit Sharing Benefits may, at the election of the Executive, become immediately due and payable in the form of a lump sum cash payment.

                 Executed this ______ day of ___________, 1996.


                                            ALLEN TELECOM GROUP, INC.



                                            By:
                                               --------------------------------
                                               Title: